Exhibit 10.9

MASTER CHEMISTRY SERVICES AGREEMENT

This Master Chemistry Services Agreement (“Agreement”) is made and entered into as of December 1, 2005 (“Effective Date”) by and between

WUXI PHARMATECH CO., LTD. (“Contractor”), having its principal place of business at Building 1, #288 Fu Te Zhong Lu, WaiGaoQiao Free Trade Zone, Shanghai, China 200131;

and

PFIZER INC and its Affiliates (collectively, “Pfizer”), having its principal place of business at 235 East 42nd Street, New York, NY 10017.

PURPOSE

Pfizer wishes to engage Contractor to perform synthetic chemistry services (including scale-up) and Contractor wishes to provide such services to Pfizer subject to the terms and conditions of this agreement:

AGREEMENT

1.	DEFINITIONS

1.1	“Affiliates” means any corporation, firm, partnership or other entity which directly or indirectly controls, is controlled by, or is under common control with Pfizer Inc.

1.2	“Compounds” means compounds, monomers, templates, salts or polymorphs (including any reaction products, intermediates and derivatives used or produced in, or represented in the reaction scheme for, the synthesis of such compounds, monomers, templates, salts or polymorphs).

1.3	“Deliverables” means (a) all Compounds synthesized, identified, or produced by Contractor, its employees, contractors or agents, in performance of a Purchase Order; (b) all synthetic and scale-up procedures for Compounds developed by Contractor, its employees, contractors or agents, in performance of a Purchase Order; (c) all Intellectual Property created by Contractor, its employees, contractors or agents, in performance of a Purchase Order that covers such Compounds or synthetic and scale-up procedures and (d) any data, reports or other materials to be delivered by the Contractor to Pfizer pursuant to a Purchase Order.

1.4	“Deliverable Intellectual Property” means all Intellectual Property covering the Deliverables created by the Contractor, its employees, contractors or agents in performance of the Services.

1.5	“FTE” means the dedication of employees of the Contractor equivalent in total to one full time employee working, and being available for, a minimum of * hours per week * weeks per year.

1.6	“Intellectual Property” means all registerable and unregisterable intellectual property rights (including without limitation patent rights, copyrights, trademarks and trade secrets) anywhere in the world.

1.7	“Lab Note Books” is defined in Section 8.

1.8

“Pfizer Expenses” means the actual cost to Contractor of all * reagents and materials required for a specific Purchase Order, (as further described in Schedule E) and to be used exclusively in the performance of Services under this Agreement.

1.9	“Pfizer Materials” means any samples of Compounds or other materials provided by Pfizer to the Contractor for use in performance of the Services.

1.10	“Purchase Order” means any written purchase order issued by Pfizer or its Affiliates or any Quote signed by Pfizer or its Affiliates and issued against a standing purchase order, which - in both cases - specifically reference this Agreement and includes a description of the requested Services, quantity, price, Pfizer destination, and requested delivery date, as further described in Schedule E.

1.11	“Quote” means a written price quote issued by Contractor in response to a request from Pfizer.

1.12	“Services” is defined in Section 2.

1.13	“Specifications” means (a) the written specifications or other instructions for the synthesis or scale-up of Compounds provided by Pfizer under any Purchase Order; and (b) any standard operating procedures or guidelines for the conduct of the Services provided to the Contractor in writing by Pfizer.

2.	SCOPE OF AGREEMENT

2.1	Under this Agreement Pfizer may request Contractor to carry out the laboratory scale synthesis of Compounds or to develop or scale-up the synthetic procedures for Compounds (“Services”).

2.2	The parties agree that:

(a)	any Materials, Intellectual Property or technology transferred by Pfizer to the Contractor under this Agreement is for the sole purpose of the Contractor providing the Services to Pfizer and the Contractor is not the end user of such Materials, Intellectual Property or technology;

*

Indicate that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b)	the Contractor is not required to pay Pfizer for the transfer of any Materials, Intellectual Property or technology provided by Pfizer to the Contractor under this Agreement; and

(c)	the Contractor’s sole compensation for provision of the Services is set out in Section 3 and the Contractor is not entitled to charge Pfizer for any improvements or new Intellectual Property relating to the Materials, Specifications or Deliverables.

3.	PURCHASE ORDERS

For any non-FTE based Services, the Contractor will issue a Quote for any such Services requested by Pfizer. Pfizer will accept a Quote by either issuing a Purchase Order for the Services, or returning the Quote signed by Pfizer and referencing the applicable standing Purchase Order. The Contractor may only initiate the Services after Pfizer accepts the applicable Quote. The terms of this Agreement will take precedence over any Purchase Orders.

4.	PERFORMANCE OF SERVICES

Contractor will carry out the Services on the schedule and at the price stated in the Purchase Order and in strict accordance with the Specifications.

5.	FTE FUNDING

5.1	Pfizer will fund FTEs at Contractor’s facility to perform the Services. The number and type of FTEs and their respective annual cost will be as set out in Schedule A, attached to this Agreement. Pfizer may increase (subject to Contractor capacity) or decrease the number of FTEs funded by Pfizer under this Agreement by giving Contractor notice in writing.

5.2	Employees of the Contractor allocated to perform Services under this Agreement (a) must have at least a bachelor degree or equivalent in chemistry and be skilled in chemical synthesis and current analytical methods; and (b) may not, during the term of this Agreement, be allocated to work on Contractor’s own chemistry projects or chemistry projects being carried out by Contractor for third parties, that is similar in nature to the Pfizer work.

5.3	Contractor will invoice Pfizer for the FTE funding for each calendar quarter at the beginning of each such quarter. For Services performed by FTEs funded under this Agreement Contractor will invoice Pfizer for all Pfizer Expenses but will be responsible for all other costs incurred by it in performance of the Services.

5.4	The Services to be provided by the funded FTEs will be set out in Purchase Orders provided by Pfizer from time to time. In accordance with Section 3, Pfizer may request

Contractor from time to time to perform Services not covered by the FTE funding (“Non-FTE Services”). Pfizer will pay for the Non-FTE Services as stated in the applicable Purchase Order. Unless otherwise stated in the applicable Purchase Order, Contractor will invoice Pfizer for Non-FTE Services on completion of the Purchase Order.

6.	PAYMENT

6.1	Except as otherwise provided in the applicable Purchase Order, Contractor will be responsible for and pay any local sales tax imposed by a state or municipality, based on or measured by the sale or use of Services. Pfizer will have no obligation to reimburse the Contractor for any such tax payment.

6.2	Unless otherwise stated in Section 5 or in the applicable Purchase Order, Contractor will invoice Pfizer on completion of the Purchase Order and Pfizer will pay any undisputed invoice within 30 days of its receipt by Pfizer. All invoices must list the relevant Pfizer Purchase Order number and when requested by Pfizer, the invoice must also list the relevant Pfizer project code. All invoices must be sent to the address provided in the Purchase Order.

7.	PFIZER MATERIALS

7.1	Pfizer Materials and Lab Note Books will be and remain Pfizer’s property at all times and will only be used by the Contractor for the purposes of performing the Services under the relevant Purchase Order.

7.2	Contractor must store and maintain Pfizer Materials and the Lab Note Books in such a way that they are clearly identifiable as Pfizer’s property. Contractor must not transfer to another site or party or destroy or dispose of Pfizer Materials, Lab Note Books or Deliverables without Pfizer’s consent.

7.3	The Pfizer Materials and Lab Note Books will be insured by Pfizer against any damages that may occur during the storage at the premises of the Contractor. Contractor shall not be liable for destruction or deterioration of these materials unless destruction or deterioration is due to the negligence or willful misconduct on the part of Contractor.

7.4	Any reagents or other materials purchased by Contractor and invoiced to Pfizer as Pfizer Expenses must only be used for the performance of Services. Upon the completion of Services, such reagents and other materials must be returned to Pfizer or disposed of by Contractor as directed by Pfizer.

8.	LAB NOTE BOOKS

Contractor will record all data generated in performance of the Services in laboratory note books (“Lab Note Books”), which are to be separate to any other laboratory note books or records used by the Contractor to record data generated in performance of services for third parties or in performance of the Contractor’s own research programs. The Lab Note Books will be maintained in strict compliance with the Specifications and will be stored until such time as Pfizer authorizes their destruction or delivery to Pfizer.

9.	INTELLECTUAL PROPERTY

9.1	All inventions within Deliverable Intellectual Property are service invention creations and, therefore, as between the Contractor and its employees, contractors or agents belong to the Contractor.

9.2	Pfizer will retain ownership of any Intellectual Property in the Specifications, Lab Note Books, and Pfizer Materials. As between the Contractor and Pfizer, all Deliverables and Deliverable Intellectual Property will belong to Pfizer.

9.3	The Contractor perpetually and irrevocably assigns to Pfizer, all worldwide rights in the Deliverable Intellectual Property.

9.4	Before any employee, permitted subcontractor or agent commences work on any Services the Contractor must obtain from all employees, contractors or agents, in form and substance reasonably satisfactory to Pfizer;

(a)	a valid prospective deed of assignment under the China Patent Act for all Intellectual Property;

(b)	a power of attorney irrevocably designating and appointing Pfizer and its duly authorized officers and agents as the employee’s, contractor’s or agent’s attorney-in-fact to file any deeds or applications on their behalf in respect of any assignment of Intellectual Property.

9.5	If, after creation of any Intellectual Property, Pfizer deems it necessary or desirable, the Contractor must:

(a)	require its employees, contractors and agents in their individual capacities to assign to Pfizer, in a form and substance reasonably satisfactory to Pfizer, all worldwide rights in the Intellectual Property.

(b)	complete, and require its employees, contractors and agents to complete, to further the prosecution and issuance of patent, copyright, or trademark registrations or any other legal protection for Intellectual Property.

9.6	Contractor irrevocably designates and appoints Pfizer and its duly authorized officers and agents as its agent and attorney-in-fact, to act for and in its behalf and stead to execute and file any documents and to do all other lawfully permitted acts for Intellectual Property with the same legal force and effect as if executed by the Contractor.

9.7	Notwithstanding the provisions of Section 19(4) of the China Copyright Act, the assignment to Pfizer of all Intellectual Property under this Agreement will not lapse nor will the Intellectual Property revert to the Contractor or its employees, contractors or agents even if Pfizer does not exercise the rights under assignment within a period of one (1) year from the date of this assignment.

10.	INVENTOR COMPENSATION

10.1	The Contractor must ensure that it has contracts with its employees, contractors or agents and policies and procedures that address, to Pfizer’s reasonable satisfaction, the employees, contractors and agents rights to be compensated for inventions, under China’s Patent Law, made in performance of the Services.

10.2	The Contractor agrees that nothing in this Agreement creates any liability for Pfizer to compensate, under China’s Patent Law, the Contractor’s employees, contractors or agents for inventions made in performance of the Services.

10.3	Contractor will defend, indemnify and hold harmless Pfizer and its Affiliates, and its or their officers, directors, shareholders, employees, agents and representatives from and against any and all liability, damage, loss, cost or expense (including reasonable attorney’s fees, costs and amounts paid in settlement) (collectively, “Losses”) resulting from any claim made against Pfizer or any such persons, by an employee, contractor or agent of the Contractor for compensation for an invention under China’s Patent Law.

11.	CONFIDENTIALITY

11.1	For purposes of this Agreement, the term “Information” will mean:

(a)	with respect to Pfizer, the Specifications, Lab Note Books, information contained in the Deliverables, all written information which Pfizer delivers to Contractor pursuant to this Agreement stamped or otherwise identified in writing on the document “Confidential” and all oral material which Pfizer declares to be confidential and confirms such declaration in writing within 30 days of disclosure;

(b)	with respect to the Contractor, information obtained by Pfizer in performance of any monitoring or auditing carried out under Section 21, where the information is stamped or otherwise identified in writing on the document “Confidential” if in writing or, if disclosed verbally, Contractor declares it to be confidential and confirms such declaration in writing within 30 days of disclosure

11.2	A party receiving Information (“Receiving Party) from the other party (“Disclosing Party”) will maintain the Information in confidence with the same degree of care it holds its own confidential information. The Receiving Party will only use the Information for the purposes of performing its obligations or exercising its rights under this Agreement. The Receiving Party will not disclose the Information to any third party and will only disclose the Information to its officers and employees that need for the purposes of performing its obligations or exercising its rights under this Agreement.

11.3	The Receiving Party’s obligation of nondisclosure and the limitations upon the right to use the Information shall not apply to the extent that the Receiving Party can demonstrate that the Information:

(a)	was in the possession of the Receiving Party prior to the time of disclosure; or

(b)	is or becomes public knowledge through no fault or omission of Receiving Party; or

(c)	is obtained by Receiving Party from a third party under no obligation of confidentiality to the Disclosing Party; or

(d)	if the Receiving Party is requested or ordered to disclose the Information in connection with a legal or administrative proceeding, the Receiving Party will give the Disclosing Party prompt notice of such request. The Disclosing Party may seek an appropriate protective order or other remedy or waive compliance with the provisions of this Agreement or both. If the Disclosing Party seeks a protective order or other remedy, the Receiving Party will cooperate with the Disclosing Party. If the Disclosing Party fails to obtain a protective order or waive compliance within the relevant provisions of this Agreement, the Receiving Party will disclose only that portion of Information which its legal counsel determines it is required to disclose.

11.4	All confidentiality obligations of under this Agreement will survive the termination of this Agreement for a period of *.

12.	RELATIONSHIP WITH PFIZER

12.1	Contractor is an independent contractor and acknowledges that Contractor, its personnel, or employees are not employees of Pfizer. Accordingly, neither Contractor nor its employees or personnel will (a) participate in Pfizer employee benefit plans nor receive any other compensation beyond that stated below, (b) have the power or authority to bind Pfizer or to assume or create any obligation or responsibility, express or implied, on Pfizer’s part or in Pfizer’s name, except as otherwise set forth in this Agreement, or (c) represent to any person or entity that Contractor, its personnel or any employee of Contractor has such power or authority. Contractor will remain solely liable for all aspects of the employment of such persons including, without limitation, recruitment, hiring, firing, training, promotion, compensation, all payroll taxes and other deductions and all premiums or payments made for workers’ compensation coverage, unemployment benefits or any other payments required by law to be made by employers for or on behalf of employees.

12.2	Contractor represents and warrants that it and its personnel, and employees are authorized to perform the Services and that neither it nor its personnel or employees will act in violation of any applicable immigration laws or regulations. Contractor will indemnify Pfizer against any and all claims, fines, penalties and/or attorneys’ fees incurred by Pfizer for breach by Contractor of any immigrations laws or regulations and of this warranty.

*

Indicate that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

13.	SUBCONTRACTING

13.1	Contractor may not utilize subcontractors to perform any part of the Services without prior written authorization by Pfizer.

13.2	If Contractor wishes to use a subcontractor it must submit a written request, which includes a certification from Contractor that the subcontractor is technically qualified to perform the Services and that Contractor has verified through a quality audit that the subcontractor can meet the quality and other requirements set forth in the Specifications.

13.3	Contractor will responsible and liable for any authorized subcontractor’s performance of the Services and compliance with this Agreement. Contractor must ensure that any authorized subcontractor is, and remains, insured in accordance with Schedule B.

14.	CONTRACTOR WARRANTIES

Contractor represents, warrants and covenants that:

(a)	the Services will be carried out in compliance with the Specifications;

(b)	it has the right and authority to enter into and perform its obligations under this Agreement;

(c)	it will perform all of its obligations under this Agreement in accordance with all applicable governmental laws, rules and regulations;

(d)	any authorized subcontractor will comply with the terms of this Agreement.

15.	PFIZER WARRANTIES

Pfizer represents, warrants and covenants that:

(a)	Contractor’s use of the procedures described in the Specifications and use of the Pfizer Materials will not infringe the intellectual property rights of third parties; and

(b)	it has the right and authority to enter into and perform its obligations under this Agreement; and

(c)	it will perform all of its obligations under this Agreement in accordance with all applicable governmental laws, rules and regulations.

16.	INDEMNIFICATION BY CONTRACTOR

16.1

Contractor will defend, indemnify and hold harmless Pfizer and its Affiliates, and its or their officers, directors, shareholders, employees, agents and representatives from and against any and all liability, damage, loss, cost or expense (including reasonable attorney’s fees, costs and amounts paid in settlement) (collectively, “Losses”) resulting from any third party claim made or suit brought against Pfizer or any such persons arising out of Contractor’s breach of any of its representations, warranties or covenants in Section 14.

16.2	Upon receipt of notice of any such claim or suit, Pfizer will promptly notify Contractor thereof and will permit Contractor, at its cost, to handle and control such claim or suit. Pfizer will have the right to participate in the defense of such claim or suit at its own expense. Pfizer will afford Contractor all reasonable assistance (at Contractor’s cost and expense) and will make no admission prejudicial to the defense of such claim or suit.

16.3	The foregoing indemnification obligation will not apply to any claim or suit to the extent it arises directly out of Pfizer’s negligence, willful misconduct or breach of any term, representation, warranty or covenant contained in this Agreement.

17.	INDEMNIFICATION BY PFIZER

17.1	Pfizer will defend, indemnify and hold harmless Contractor and its Affiliates, and its or their officers, directors, shareholders, employees, agents and representatives from and against any and all liability, damage, loss, cost or expense (including reasonable attorney’s fees, costs and amounts paid in settlement) (collectively, “Losses”) resulting from any third party claim made or suit brought against Contractor or any such persons arising out of (a) Pfizer’s breach of any of its representations, warranties or covenants in Section 15; or (b) the use by Pfizer of any of the Deliverables.

17.2	Upon receipt of notice of any such claim or suit, Contractor will promptly notify Pfizer thereof and will permit Pfizer, at its cost, to handle and control such claim or suit. Contractor will have the right to participate in the defense of such claim or suit at its own expense. Contractor will afford Pfizer all reasonable assistance (at Pfizer’s cost and expense) and will make no admission prejudicial to the defense of such claim or suit.

17.3	The foregoing indemnification obligation will not apply to any claim or suit to the extent it arises directly out of Contractor’s negligence, willful misconduct or breach of any term, representation, warranty or covenant contained in this Agreement.

18.	INSURANCE

Contractor will provide and maintain such insurance coverage, in minimum types and amounts as described in Schedule B. Contractor will furnish to Pfizer original certificates and additional insurance endorsements evidencing the specified insurance coverage, prior to execution of this Agreement, and, upon renewal of this Agreement or expiration of any one coverage, whichever comes first. Coverage will be maintained for the duration of the Agreement or as specified in Schedule B.

19.	LIMITATION OF LIABILITY

Neither party will be liable to the other under this Agreement, whether in tort, contract or otherwise, for any indirect or consequential losses or any punitive or exemplary damages.

20.	TERM AND TERMINATION

20.1	This Agreement will end three (3) years from the Effective Date. Any Services under a Purchase Order placed prior to the end of the term of this Agreement will continue to be governed by this Agreement until the Services are completed.

20.2	Pfizer may terminate any Purchase Order or this Agreement without cause by giving * notice to Contractor in writing. If Pfizer terminates this Agreement or any Purchase Order without cause, Pfizer’s only obligation will be to pay Contractor for the Services completed, and Pfizer Expenses incurred, under the Agreement or the terminated Purchase Order, as the case may be, up to the date of termination, at the rates provided in the Purchase Order. All payments paid to the Contractor in excess of those due to it under this Section will be returned to Pfizer.

20.3	If either party breaches this Agreement, the other may terminate it if the breaching party does not cure the breach within thirty (30) days of written notice of same. Termination shall be without prejudice to any rights, which may have been accrued to either party before termination.

20.4	On termination of this Agreement for any reason Contractor will return, at Pfizer’s expense, all Pfizer Materials and Lab Note Books. In addition the parties will return to each all copies of the other party’s Information except for one copy, which may be retained for the sole purpose of determining continuing obligations under Section 11.

21.	PUBLICITY

21.1	No press releases or other statements in connection with this Agreement intended for use in the public or private media shall be made by Pfizer or Contractor without the prior written consent of the other party. If either party is required by law or governmental regulation to describe its relationship to the other, it will promptly give the other party notice with a copy of any disclosure it proposes to make.

21.2	In addition, Contractor will not use Pfizer’s name in connection with any products, services, promotion, or advertising without Pfizer’s prior written permission.

22.	FINANCIAL RECORDS

Contractor will maintain, in accordance with Generally Accepted Accounting Principles and Practices, records reflecting the accuracy of Contractor’s charges, including invoices for compensation, and other information as Pfizer may reasonably require in connection with this Agreement (“Financial Records”). Contractor will preserve such documents, without receipt of additional compensation, for at least three years after the date of the final payment.

23.	AUDITS

Pfizer may audit Financial Records and monitor and audit the Contractor’s conduct of the Services to verify compliance with this Agreement. This auditing and monitoring will take place on reasonable notice and will take such form as set out in the Specifications or, otherwise, as Pfizer reasonably thinks fit, including the right to inspect any facility being used by the Contractor for the Services and to inspect all relevant records. Contractor will co-operate fully with Pfizer during audits performed under this Section, including furnishing to Pfizer copies of all requested documents.

24.	GENERAL

24.1	Assignment; Subcontractors. Contractor will not transfer or assign its rights or obligations under this Agreement, in whole or in part, without Pfizer’s prior written permission. Pfizer may assign its rights and obligations under this Agreement to any Affiliate without Contractors prior consent. Any of Pfizer’s Affiliates may issue a Purchase Order under this Agreement. Any Services performed under a Purchase Order issued by a Pfizer Affiliate will be deemed to be provided under a contract between the Contractor and the Pfizer Affiliate containing the same terms and conditions that apply to Purchase Orders issued by Pfizer under this Agreement.

24.2	Entire Agreement; Amendments. The provisions, terms and conditions of this Agreement (including its schedules) constitute the entire agreement of the parties with regard to the subject matter of this Agreement and supersede any prior agreements whether oral or written. No waiver, modification, change or amendment of any of the provisions of this Agreement will be valid unless in writing and signed by the party against whom such claimed waiver, modification, change or amendment is sought to be enforced.

24.3	Notices. All notices, requests, demands and other communications required or permitted to be given hereunder must be in writing and shall be deemed to have been given (a) when received, if delivered in person, or (b) when sent, if sent by facsimile with receipt confirmed, or (c) three (3) business days following the mailing thereof, if mailed by certified first class mail, postage prepaid, return receipt requested, in any such case as follows:

If to Pfizer:	Pfizer Global R&D Headquarters
50 Pequot Avenue
New London, CT 06320
Attn.: Executive Vice President, PGRD
with copy to: General Counsel, PGRD

If to Contractor:	WuXi Pharmatech Co., Ltd.
Building 1, #288 Fu Te Zhong Lu
WaiGaoQiao Free Trade Zone
Shanghai, China 200131
Attn: Ge Li, CEO and President

24.4	Severability. If any term or provision of this Agreement is invalid or unenforceable, the remainder of this Agreement shall be unaffected thereby and each remaining term or provision of this Agreement is valid and will be enforceable to the fullest extent permitted by law.

24.5	Waiver. The failure of either party to insist upon strict observation or performance of any provision of this Agreement, or to exercise any right or remedy shall not impair or waive any such right or remedy in the future. Every right and remedy given by this Agreement to the parties may be exercised from time to time as often as appropriate. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

24.6	Force Majeure. Neither party will be liable nor deemed to be in default for any delay or failure in performance under this Agreement or other interruption of service or employment deemed resulting directly or indirectly from Acts of God, civil or military authority, acts of public enemy, war, accident, fire, explosion, earthquake, flood, failure of transportation, strike, or other work interruption by either party’s employees or any similar or dissimilar cause beyond the reasonable control of either party.

24.7	Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of Pfizer and Contractor, their respective successors and permitted assigns.

24.8	Dispute Resolution and Jurisdiction. PROVIDER HEREBY EXPRESSLY ACKNOWLEDGES AND AGREES THAT THE UNMODIFIED TERMS AND CONDITIONS OF THE DISPUTE RESOLUTION PROVISIONS SET OUT IN SCHEDULE C ARE A MATERIAL AND ESSENTIAL PART OF THIS AGREEMENT, SERVED AS A MATERIAL INDUCEMENT TO PFIZER’S ENTERING INTO THIS AGREEMENT AND THAT PFIZER WOULD NOT HAVE ENTERED INTO THIS AGREEMENT OR AGREED TO BE BOUND TO ANY OTHER TERMS OR CONDITIONS GOVERNING DISPUTE RESOLUTION. NO COURT SHALL HAVE ANY JURISDICTION WHATSOEVER EXCEPT AS EXPRESSLY PROVIDED UNDER SECTION 1(G) OF SCHEDULE C.

24.9	Headings. The headings of this Agreement are inserted merely for convenience and ease of reference and shall not affect or modify the meaning of any of the terms, covenants or conditions of this Agreement.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed and delivered by their duly authorized representatives.

WuXi PharmaTech Co., Ltd.		Pfizer Inc

By:		By:
Name:	Dr. Ge Li	Name:	*
Title:	CEO and President	Title:	Sr. V.P. PGRD
Date:	December 1, 2005	Date:	December 1, 2005

*

Indicate that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE A

FTE SUPPORT, RATE AND PAYMENT

1.	Pfizer FTE support during the term: During the term, Pfizer elects to support FTE’s as follows:

1.1	Pfizer shall support * FTEs at Contractor to work on Purchase Orders from December 1, 2005 through December 15, 2005; and

1.2	Pfizer shall support * FTEs at Contractor to work on Purchase Orders from December 16, 2005 through December 31, 2005; and

1.3	Pfizer shall support * FTEs at Contractor to work on Purchase Orders from January 1, 2006 through March 31, 2006; and

1.4	Pfizer shall support * FTEs at Contractor to work on Purchase Orders from April 1 to December 1, 2006; and

1.5	Pfizer shall support * FTEs at Contractor to work on Purchase Orders from December 1, 2006 through December 31, 2006; and

1.6

After the 31st of December 2006, Pfizer shall indicate its desired number of FTEs to Contractor. Contractor shall confirm in writing to Pfizer that the desired numbers of FTE’s are available for Purchase Orders.

2.	FTE rate.

2.1	The rate per FTE is *, which is exclusive of Pfizer Expenses.

2.2	After the 31st of December, Contractor shall confirm in writing to Pfizer the FTE rate, if less than the rate specified above (2.1) based on the number of FTEs requested by Pfizer, which if lower, and shall also be exclusive of Pfizer Expenses.

3.	Payment.

3.1	Contractor will invoice Pfizer monthly for all Pfizer Expenses, at the end of the month, but will be responsible for all other costs incurred by Contractor in performance of the Services. Pfizer Expenses will be in accordance with Schedule E.

3.2.	Pfizer will pay for the Non-FTE Services as stated in the applicable Purchase Order. If it is not otherwise stated in the applicable Purchase Order, Contractor will invoice Pfizer for Non-FTE Services as follows: * of the total funds owed will be invoiced at the start of the Purchase Order and *, the remaining amount due, upon the completion of the Purchase Order.

*

Indicate that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.3	Pfizer will pay any undisputed invoice within 30 days of its receipt by Pfizer. All invoices, unless otherwise stated on the Purchase Order must reference the Pfizer Purchase Order number and the service requestor’s name. For Purchase Orders from Pfizer USA research sites, invoices should be sent to Pfizer Inc, North American Shared Services, P.O. Box 341802, Bartlett, TN 38184-1802, with a copy to the attention of the service requestor at the service requestor’s address. All other invoices should be sent as directed on the Purchase Order, with a copy to the attention of the service requestor.

SCHEDULE B

INSURANCE REQUIREMENTS

Contractors are to provide Pfizer with a copy of their insurance coverage, which complies with the following:

1.	Employer’s Liability Insurance with a limit of not less than * .

2.	Commercial General Liability insurance with the following limits and forms/ endorsements:

Each Occurrence	*
Products and Completed Operations Aggregate	*

3.	If Contractor has care, custody or control of Pfizer property or inventory, Contractor shall be responsible for any loss or damage to it, and provide all risk Property Coverage at full replacement cost for same.

4.	Any and all deductibles for such insurance policies shall be assumed by, for the account of, and at the Contractor’s sole risk. All deductibles and self-insured retention amounts must be acceptable to and approved, in writing (if required), by Pfizer.

*

Indicate that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE C

DISPUTE RESOLUTION AND JURISDICTION

(a)	Disputes. If any dispute, disagreement or controversy of any nature or type arises out of or results from this Agreement, then without regard or reference to the principles of conflicts of law or international private law or any contrary term or condition in any international treaty or convention (other than in connection with the recognition of arbitral awards as the parties have agreed herein below):

(i) Jurisdiction/Forum. Any Dispute that cannot be resolved after at least thirty (30) calendar days of informal negotiation between the parties shall be finally resolved by binding arbitration under the Rules of Arbitration of the China International Economic and Trade Arbitration Commission (“CIETAC”) as supplemented by clause “(v)”, below (collectively, the “Rules”). The Rules shall apply to all Disputes whether deemed foreign or domestic. If CIETAC is found under Article 2 of the Rules not to have jurisdiction of a Dispute then the parties consent to use of the arbitration rules of the International Chamber of Commerce (the “ICC”) and in such cases all references herein to “CIETAC” shall be deemed to be references to the ICC and all references to the “Rules” shall be deemed to be references to the rules of the ICC.

(ii) Applicability of Rules. If a procedural question or dispute arises that is not governed by the Rules, the Arbitrators (as defined below) shall make a binding determination of its resolution after affording each party an opportunity to state its preferred means of resolution. Each party hereby expressly, irrevocably and unconditionally consents and submits to the personal jurisdiction of the CIETAC and waives and hereby affirmatively covenants not to assert their right to object to or challenge the sole and exclusive personal jurisdiction of the CIETAC in connection with Disputes. Any controversy concerning the extent to which any Dispute is subject to the terms and conditions of this Section and/or the Rules, or concerning the applicability, interpretation, or enforceability of this Section and/or the Rules, including any contention that all or part of these procedures are invalid or unenforceable, shall be governed by the United States Federal Arbitration Act and resolved by application to the United States District Court for the Southern District of New York.

(iii) Venue, Language and Governing Law. The arbitration described herein (the “Arbitration”) shall be conducted in the English language and all written briefs and statements prepared by the parties shall be submitted in the English language. The Arbitration shall be conducted at a mutually agreed location in the Hong Kong Administrative Region of the People’s Republic of China (“Hong Kong”). All Disputes shall be governed by and construed in accordance with the substantive laws of the Peoples Republic of China under the procedural requirements of the Rules, all without regard or reference to principles of conflicts of law that would result in the application of the laws of another jurisdiction, except that in applying the fairness and reasonableness standard required by Article 53 of the Rules the Arbitrators shall look to the Rules of the ICC and the substantive laws of the State of New York, United States of America and the United States federal laws enforced and applied within.

(iv) Arbitrators. The panel of arbitrators shall consist of three (3) neutral arbitrators who are mutually agreed upon by the parties meeting the following criteria: (i) none of them shall be current or former employees, directors or shareholders of, or otherwise have any current or previous relationship with, either party or its respective Affiliates; (ii) one (1) Arbitrator shall be a former judge of a U.S. state or federal court; (iii) one (1) Arbitrator shall be a person expert in pharmaceutical industry research and development; and (iv) one (1) Arbitrator shall be an attorney or senior business executive expert in offshore services relationships between customers and vendors of science or technology services (collectively, the “Arbitrators”). If the parties cannot mutually agree on the Arbitrators within fifteen (15) business days of the filing of the claim with the CIETAC, then the Arbitrators shall be selected under Articles 24 – 27 of the Rules.

(v) Supplemental Rules. To the maximum extent permitted by Article 7 of the Rules, the following supplemental rules shall govern the conduct of the Arbitration. If there is any conflict between the Rules and this Section, the parties intend that this Section shall prevail. The Arbitration shall be subject to the following rules: (i) the Arbitrators may not award or assess punitive damages against either party except that the Arbitrator, in his or her sole discretion, may award reasonable costs, expenses and fees to the prevailing party; (ii) until such time as an award of costs is made by the Arbitrators, each party shall bear its own costs and expenses of the Arbitration and one-half (1/2) of the fees and costs of the Arbitrators; (iii) time is of the essence with regard to the completion of the Arbitration and the Arbitrators shall make a final award no later than one (1) year after the filing of the initial claim with the CIETAC; (iv) the rules of evidence shall not apply to the Arbitration; (v) each party shall be permitted to directly request limited production of documents in accordance with document discovery rules established by the Arbitrators; (vi) each party shall be entitled to call up to ten (10) witnesses at the Arbitration; and (vii) the parties’ briefs shall not exceed twenty (20) double-spaced pages (excluding exhibits) having font no smaller then ten (10) point and margins no smaller than one-half inch (the “Brief”); (viii) at least thirty (30) days prior to the Arbitration, each party shall submit to the other party and the Arbitrators a copy of all exhibits on which such party intends to rely in any oral or written presentation, a list of any witnesses such party intends to call at the hearing, and a short summary of the anticipated testimony of each witness and its Brief.

(vi) Award. The Arbitrators’ award shall be made as prescribed by Article 52 of the Rules and shall be the sole and exclusive remedy between the parties regarding any claims, counter-claims, issues or accountings presented or pled to the Arbitrators. All costs, fees or taxes incident to enforcing the Arbitrators’ award shall be, to the maximum extent permitted by law, charged against the party resisting enforcement. Judgment upon the award of the Arbitrators may be entered in a court of competent jurisdiction, or application may be made to such court for a judicial acceptance of the award or any order of enforcement. Without limiting the foregoing, if and to extent that the final award of the Arbitrators is found unenforceable, either party may bring a cause of action against the other party before any court of competent jurisdiction at the domicile of the defendant party.

(vii) Interim Relief. By agreeing to arbitration, the parties do not intend to waive their right to seek preliminary, interim or partial awards including injunctive and other equitable relief. All such preliminary, interim or partial awards shall be made under Article 57 of the Rules. The Arbitrators shall have full authority to grant provisional remedies and to award damages for the failure of any party to respect the Arbitrators’ orders to that effect.

(viii) Confidentiality. In addition the confidentiality obligations of the parties set by the Rules and all confidentiality obligation hereunder, the parties agree that any Arbitration proceeding, the Arbitrators’ award and the fact itself that there is an ongoing Arbitration between the parties as well as the contents and existence of this Agreement is to be considered confidential and held as such.

(ix) Services of Process. Provider hereby designates its office at (Wuxi to provide to Pfizer), for service of process in any action or proceeding arising under this Agreement and waives any international treaty provisions with respect to such service of process. Service of process in any action or proceeding arising hereunder shall be by mail only.

SCHEDULE D

PURCHASE ORDER INFORMATION

Process for a Purchase Order: To begin a Purchase Order, Pfizer will supply Contractor with Specifications, which will contain structures of the requested Pfizer Compounds, synthetic schemes representing a proposed synthesis of the Pfizer Compounds, and the anticipated completion date of the Purchase Order. This information will be delivered to Contractor in the form of a typed or hand written document, form, or fax; structural information will not be exchanged by e-mail (unless a secure network has been approved by Pfizer). When desirable and feasible, Pfizer will also supply laboratory notebook procedures, literature references, and patent procedures needed to carry out the Purchase Order. Laboratory notebook procedures may be received from Pfizer either typed or hand written copies. Pfizer may also assist with the location and retrieval of literature articles that may be needed during the duration of the Purchase Order. A particular Purchase Order’s priority will be at the discretion of Pfizer, and can change at any time during the duration of any Purchase Order and will be transmitted to Contractor in writing in the form of a mailed document, e-mail, or fax.

Contractor will supply Pfizer with an estimated completion date for the Purchase Orders promptly after receiving the above Specifications, structural and literature information from Pfizer.

Contractor will be responsible for acquiring all *, *, and * and * necessary to complete the Purchase Order. If certain * are difficult to acquire or are very expensive, and Pfizer can acquire them easier or much cheaper than Contractor, then Pfizer may provide or assist in acquiring these materials. Pfizer may also provide Pfizer Materials.

Communication: If any questions or problems occur regarding a Purchase Order, these can be discussed and resolved by contacting the requesting scientist via telephone, e-mail, or fax. The requesting scientist may also involve the original requesting chemists, and the synthetic chemists working on the Projects. Pfizer may inform Contractor of Purchase Order priority and other items of mutual interest.

Compound Delivery Requirements: In addition to delivering the Deliverables, such as the synthesized Pfizer Compound at the end of each Purchase Order, Contractor will deliver a *, * of *, * (including but not limited to *, * (upon Pfizer’s request), * (upon Pfizer’s request), * and *), and experimental details as part of the final report for each step in the synthetic sequence which was used by Contractor to synthesize the Pfizer Compound.

Quality of Compounds: The quality of Pfizer Compounds, to be determined by Contractor will be in accordance to the following specifications:

•	Purity of at least * as measured by *; and

•	Structural verity based on * and *

*

Indicate that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

As agreed upon, the analytical raw data for each Pfizer Compound will be provided on CD in the form of tiff-file * or wiff-file *.

*

Indicate that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE E

MANAGEMENT OF PFIZER EXPENSES AND EXCLUSIONS

1.	Approval

Pfizer approval for a Pfizer Expense is required inside the USA, Canada and Europe when the cost of any single item > *, and outside the USA, Canada or Europe >*.

2.	Guidelines on Pfizer Project Specific Expense Spending

2.1	Quantity of reagent ordered

The amount of reagents ordered should always reflect the amount needed for synthesizing the materials, that said, the typical amount of reagent ordered should be *, unless the yield of the reaction is expected or known to be low.

2.2	Make versus Buy

Whenever the reagent is *, and it’s the first step in a long synthesis, and the projected quantity is >*, and it is within * steps from a commercial material which < *, Pfizer preference is for the material to be made. Pfizer should be consulted if the above guidelines would not result in an overall cost savings based on the FTE time required to synthesize the materials.

3.	Invoicing

Contractors will be responsible for ordering, tracking, and invoicing, the reagents ordered by Purchase Order (project). A recommended format for reporting is as follows.

Pfizer Purchase Order	Reagent	Purchased amt	Amount used	Disposition
(Used, returned, held, destroyed)

4.	Storage of Pfizer Expenses

Pfizer will make a disposition, at least annually, on all Pfizer Expenses. Pfizer Expenses will be shipped back to Pfizer or disposed of, as directed by Pfizer. Pfizer Expenses can be held and used only for other Pfizer projects, until a disposition is made.

5.	Exclusions to Pfizer Expenses (including internal and external charges for all)

o	* and *

o	all *disposal

*

Indicate that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

o	* for turning over *

o	all *

o	* expenses

o	routine *

o	* and *

o	* searching typically available to a synthetic chemist

o	bulk * for * (Ex: * and *); general * and *

o	common * general and common * and * (not by definition a Pfizer Expense) as listed in the following table:

*

*

Indicate that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Amendment No. 1 to the December 1, 2005 Agreement

PFIZER INC., and its Affiliates (“Pfizer”), and WUXI PHARMATECH CO., LTD. (“Contractor”), are parties to a Master Chemistry Services Agreement (“Agreement”) with an effective date of December 1, 2005.

Whereas, the parties wish to reflect modifications to Schedule A, FTE Support, Rate and Payment of the 2005 Agreement (this “Amendment No. 1”).

Now therefore the parties agree to amend the 2005 Agreement as follows:

1.	Schedule A, FTE Support, Rate and Payment, is deleted in its entirety and replaced with the attached Revised Schedule A dated February 15, 2006.

The December 1, 2005 Agreement, as amended by this Amendment No. 1, is and shall continue to be in full force and effect without lapse and is hereby in all respects ratified and confirmed.

In witness whereof each of the parties has caused this Amendment No. 1 to be executed and delivered by its duly authorized representative in duplicate original copies, with effect on February 15, 2006.

Wuxi PharmaTech, Co., Ltd.		Pfizer Inc.

By:		By:
Name:	Dr. Ge Li	Name:	*
Title:	President and CEO	Title:	Sr. VP, PGR & D
Date:	February 15, 2006	Date:	February 15, 2006

*

Indicate that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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REVISED SCHEDULE A (February 15, 2006)

FTE SUPPORT, RATE AND PAYMENT

1.	Pfizer FTE support during the term: During the term, Pfizer elects to support FTE’s as follows:

1.1	Pfizer shall support * FTEs at Contractor to work on Purchase Orders from December 1, 2005 through December 15, 2005; and

1.2	Pfizer shall support * FTEs at Contractor to work on Purchase Orders from December 16, 2005 through December 31, 2005; and

1.3	Pfizer shall support * FTEs at Contractor to work on Purchase Orders from January 1, 2006 through February 15, 2006; and

1.4	Pfizer shall support * FTEs at Contractor to work on Purchase Orders from February 16, 2006 through March 31, 2006; and

1.4	Pfizer shall support* FTEs at Contractor to work on Purchase Orders from April 1 to December 1, 2006; and

1.5	Pfizer shall support * FTEs at Contractor to work on Purchase Orders from December 1, 2006 through December 31, 2006; and

1.6

After the 31st of December 2006, Pfizer shall indicate its desired number of FTEs to Contractor. Contractor shall confirm in writing to Pfizer that the desired numbers of FTE’s are available for Purchase Orders.

2.	FTE rate.

2.1	The rate per FTE is*, which is exclusive of Pfizer Expenses.

2.2	After the 31st of December, Contractor shall confirm in writing to Pfizer the FTE rate, if less than the rate specified above (2.1) based on the number of FTEs requested by Pfizer, which if lower, and shall also be exclusive of Pfizer Expenses.

3.	Payment.

3.1	Contractor will invoice Pfizer monthly for all Pfizer Expenses, at the end of the month, but will be responsible for all other costs incurred by Contractor in performance of the Services. Pfizer Expenses will be in accordance with Schedule E.

3.2	Pfizer will pay for the Non-FTE Services as stated in the applicable Purchase Order. If it is not otherwise stated in the applicable Purchase Order, Contractor will invoice Pfizer

*

Indicate that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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for Non-FTE Services as follows: * of the total funds owed will be invoiced at the start of the Purchase Order and *, the remaining amount due, upon the completion of the Purchase Order.

3.3	Pfizer will pay any undisputed invoice within 30 days of its receipt by Pfizer. All invoices, unless otherwise stated on the Purchase Order must reference the Pfizer Purchase Order number and the service requestor’s name. For Purchase Orders from Pfizer USA research sites, invoices should be sent to Pfizer Inc, North American Shared Services, P.O. Box 341802, Bartlett, TN 38184-1802, with a copy to the attention of the service requestor at the service requestor’s address. All other invoices should be sent as directed on the Purchase Order, with a copy to the attention of the service requestor.

*

Indicate that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2

Michigan Laboratories
Pfizer Inc
2800 Plymouth Road
Ann Arbor, MI 48105
Tel 734 622 1541 Fax 646 441 5726

Pfizer	Global Research & Development

October 31, 2006

Dr. Ge Li

Chairman and Chief Executive Officer

Wuxi Pharmatech Co., Ltd.

Building 1, #288 Fu Te Zhong Lu

WaiGaoQiao Free Trade Zone

Shanghai 200131, China

Subject:	Master Chemistry Services, Amendment of FTEs to Schedule A and the Exclusions to Pfizer Expenses list in Schedule D.

Dear Dr. Li,

This request is made pursuant to the Agreement between Wuxi Pharmatech Co., Ltd. and Pfizer Inc and its Affiliates (“Pfizer”) dated effective December 1, 2005 (together the “Agreement”). Pursuant to Section 5.1 of the Agreement, Pfizer is providing written notice that it will support * from December 1, 2006 to November 30, 2007 and an additional * from January 1, 2007 to December 31, 2007. Pfizer will also support another * FTEs from January 1, 2008 to December 31, 2008. During these periods, the specified annual FTE rate is * excluding cost of * used exclusively for Pfizer projects. Actual costs for * used exclusive for Pfizer projects, will change from not exceeding * per FTE per month to * per FTE per month without prior written approval by Pfizer, will be charged back to Pfizer. Wuxi will bill Pfizer monthly in arrears for all expenses.

The attached list will replace the existing Exclusions to Pfizer expenses located in Schedule D.

If you agree, please have the appropriate official sign below and return an executed original of this letter to *, Pfizer Global Research and Development, 2800 Plymouth Road, Building 10 Room A127-1A, Ann Arbor, MI 48105

*

Indicate that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1

Sincerely,

*

Senior Vice President, PGRD
Agreed: For Wuxi Pharmatech Co.,Ltd.

By:		*
Name:	GE LI	Senior Vice President, PGRD
Title:	CEO
Date:	11-23-2006	Director, Michigan Laboratories

List of non-chargeable reagents

*

*

Indicate that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2

Ann Arbor Laboratories Pfizer Inc 2800 Plymouth Road Ann Arbor, MI 48105 Tel 734 622 1541 Fax 646 441 5726 Global Research & Development

January 5, 2007

Dr. Ge Li

Chairman and Chief Executive Officer

Wuxi Pharmatech Co., Ltd

Building 1, #288 Fu Te Zhong Lu

WaiGaoQiao Free Trade Zone

Shanghai 20013 1, China

Subject: Master Chemistry Services, Amendment of FTEs to Schedule A

Dear Dr. Li,

This request is made pursuant to the Agreement between Wuxi Pharmatech Co., Ltd. and Pfizer Lnc and its Affiliates (“Pfizer”) dated effective December 1,2005 (together the “Agreement”). Pursuant to Section 5.1 of the Agreement, Pfizer is providing written notice that it will support * additional FTEs from January 1,2007 to March 31,2007 for a total of * FTEs during the period specified at an FTE rate of * per month excluding cost of *, and supplies used exclusively for Pfizer projects. Actual costs for * and suppliers used exclusively for Pfizer projects, not exceeding * per FTE per month without prior written approval by Pfizer, will be charged back to Pfizer. Wuxi will bill Pfizer monthly in arrears for all expenses.

If you agree, please have the appropriate official sign below and return an executed original of this letter to *, Pfizer Global Research and Development, 2800 Plymouth Road, Building 10 Room A127-lA, Ann Arbor, MI 48105.

Sincerely,

* Senior Vice President, PGRD

Agreed: For Wuxi Pharmatech Co., Ltd.	*

By:	Senior Vice President, PGRD
Name:	Director, Michigan Laboratories
Title:
Date:

*

Indicate that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Asia Research Office Pfizer Global Research and Development 5F German Center, 88 Keyuan Road, Pudong Zhangjiang Hi-Tech Park 201203 Shanghai P.R. China Tel: +86 21 2893 5888 Fax: +86 21 5027 7997

February 1, 2007

Dr. Ge Li

Chairman and Chief Executive Officer

Wuxi Pharmatech Co., Ltd.

Building 1, #288 Fe Te Zhong Lu

WaiGaoQiao Free Trade Zone

Shanghai 200131, China

Subject: Master Chemistry Services - Addition of Services to Support Pfizer’s * Pilot Project.

Dear Dr. Li,

This request is made pursuant to the Agreement between Wuxi Pharmatech Co. Ltd. and Pfizer Inc and its Affiliates (“Pfizer”) dated December 1, 2005 (together the “Agreement”). Pursuant to Section 5.1 of the Agreement, Pfizer is providing written notice that from Jan 1, 2007 it will fund * FTEs to support Pfizer’s * Pilot Project. The specified annual FTE rate is * excluding cost of * and * used exclusively for Pfizer projects. Actual costs for * used exclusively for Pfizer projects, will be billed and paid as provided for under the Agreement, as previously amended.

As the services you will provide under this contract are part of a larger project involving other vendors engaged by Pfizer, you may receive or transfer materials and information to third parties as directed by Pfizer. Any materials or information you receive from such third parties will be deemed to be given to you by Pfizer and, in addition to procedures and processes you already follow under the Agreement, you must follow the procedures and processes set out in the scope of work attached as Appendix A of this letter.

If you agree, please have the appropriate official sign below and return an executed original of this letter to me at the address noted above.

Sincerely,

*

*

Indicate that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1

Agreed: For Wuxi Pharmatech Co., Ltd.	Agreed: For Pfizer Inc.

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

2

WUXI PHARMATECH CO., LTD

CHEMISTRY SERVICES CONTRACT -

* PILOT PROJECT

Appendix A: Compound Handling Services

1.	SERVICE OVERVIEW

The * Pilot is an effort by Pfizer Global Research and Development to increase the * of the drug discovery process through the * and * services in China. The addition of local * and * screening requires a few modifications to the current sample logistics process for * compounds. The following appendix details the sample logistic requirements for * compounds produced for the * pilot.

2.	SOLUTION PREPARATION

(a)	For each * compound produced for the * pilot, you will prepare a stock *mM +/- *mM *solution using a small portion of the dry powder sample produced.

(b)	You will split the * mM stock solution into * samples

(i)	Sample “D” will contain * µL of * mM solution and will be arranged in * Racks. Sample storage conditions should be dry and inert (i.e. inert chamber)

(ii)	Sample “E” will contain * µL of * mM solution and will be arranged in * Racks. Sample storage conditions should be dry and inert (i.e. inert chamber)

(iii)

Sample “F” will contain the remainder of the * mM solution and will be arranged in * Samples will be stored for * month as a back-up in -*°C freezers. After * month period the remaining compound samples will be *.

(c)	You will determine the mass of compound necessary for liquid sample preparation to ensure sufficient volumes and accurate concentrations for the “D” and “E” samples. Factors affecting the amount of material consumed include the molecular weight of the compound, dead volume of stock solution, weighing accuracy of scales.

3.	PRODUCTION TIMING

(a)	You will prepare the first batch of singleton solutions once * is ready to receive compound samples. All singleton compounds produced prior to this first shipment will be stored as dry-powders. Pfizer will inform you when to begin solution preparations and shipment.

*

Indicate that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(b)	Dry samples should be stored in bar coded vials. Wuxi and PFE will need to agree on a unique prefix (prefix must be registered in PFE database) else, PFE will need to provide Wuxi with labels or pre-bar coded vials.

(b)	You will prepare all subsequent batches of solutions at regular weekly intervals.

4.	SHIPPING LOGISTICS

(a)	You will ship all “D” samples to the Pfizer designated contact at *.

(b)	You will transfer all “E” samples to Wuxi’s internal * group.

(c)	You will ship all remaining dry powder samples to the Pfizer designated contact at *. PFE will require the following information (Excel format) prior to the shipment arrival at *:

•	Shipment Tracking Number

•	Date of shipment

•	Box bar code (box id: unique number)

•	List of container bar codes shipped within the specific bar coded box

(d)	You will ship all hand crafted compound solutions on the same day in which they were prepared.

5.	DATA LOGISTICS

(a)	Prior to shipment of dry powder to * you will provide Pfizer with a list of barcodes and box IDs to be included in the shipment.

(b)	Prior to shipment of “*” samples you will provide Pfizer with a * for the compounds being shipped. Pfizer will provide you with a PF# for each singleton compound you successfully produce.

(c)	For each singleton compound you produce you will provide Pfizer with a correctly formatted SD file, SDfile must include container bar code and amount of material (mg) contained within the bar coded vial. SDFile specifications for dry submissions will follow.

(d)	You will exclude compound SD files from all shipments to * will be supplied (no structures).

*

Indicate that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2

Michigan Laboratories Pfizer Inc 2800 Plymouth Road Ann Arbor, MI 48105 Tel 734 622 1541 Fax 646 441 5726 Global Research & Development

March 7, 2007

Dr. Ge Li

Chairman and Chief Executive Officer

Wuxi Pharmatech Co., Ltd.

Building 1, #288 Fu Te Zhong Lu

WaiGaoQiao Free Trade Zone

Shanghai 200131, China

Subject: Master Chemistry Services, Amendment of FTEs to Schedule A

Dear Dr. Li,

This request is made pursuant to the Agreement between Wuxi Pharmatech Co., Ltd. and Pfizer Inc and its Affiliates (“Pfizer”) dated effective December 1, 2005 (together the “Agreement”). Pursuant to Section 5.1 of the Agreement, Pfizer is providing written notice that it will support * additional FTEs from April 1, 2007 to June 30, 2007 for a total of * FTEs during the period specified at an FTE rate of * per month excluding cost of raw materials, specialty chemicals, and supplies used exclusively for Pfize projects. Actual costs for *, and supplies used exclusively for Pfizer projects, not exceeding * per FTE per month without prior written approval by Pfizer, will be charged back to Pfizer. Wuxi will bill Pfizer monthly in arrears for all expenses.

If you agree, please have the appropriate official sign below and return an executed original of this letter to *, Pfizer Global Research and Development, 2800 Plymouth Road, Building 10 Room A127-1A, Ann Arbor, MI 48105.

Sincerely,

*
Senior Vice President, PGRD
Agreed: For Wuxi Pharmatech Co., Ltd.
By:
Name:
Title:
Date:

*

Indicate that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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